UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8–K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): May 25, 2016

CONTANGO OIL & GAS COMPANY

(Exact Name of Registrant as Specified in Charter)

Delaware	001-16317	95-4079863
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

717 Texas Ave., Suite 2900, Houston Texas 77002

(Address of Principal Executive Offices, including Zip Code)

(713) 236-7400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Contango Oil & Gas Company (the “Company”) held its annual meeting of stockholders on May 25, 2016. At the meeting, stockholders (1) elected all of the directors nominated by the Board of Directors, (2) ratified the appointment of Grant Thornton LLP as the Company’s independent accounting firm for the fiscal year ending December 31, 2016, (3) approved, on an advisory basis, the compensation of the Company’s named executive officers, and (4) approved, on an advisory basis, the frequency of future advisory votes on the compensation of the Company’s named executive officers. The foregoing proposals are described in more detail in the Company’s definitive proxy statement dated April 13, 2016.

Proposal 1 – Election of Directors

Each director was elected as follows:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Joseph J. Romano	15,489,138	743,242	5,756	1,774,010
Allan D. Keel	15,766,254	466,126	5,756	1,774,010
B.A. Berilgen	15,188,993	1,043,387	5,756	1,774,010
B. James Ford	15,785,313	445,696	7,127	1,774,010
Lon McCain	15,548,627	683,754	5,755	1,774,010
Charles M. Reimer	15,790,059	440,182	7,895	1,774,010

Proposal 2 – Ratification of the Appointment of Independent Accountants

The appointment of Grant Thornton LLP was ratified as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
17,842,959	161,258	7,929	0

Proposal 3 – Advisory Vote on Executive Compensation

The advisory vote on compensation of the Company’s named executive officers was approved as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
14,173,944	1,977,084	87,108	1,774,010

Proposal 4 – Advisory Vote on the Frequency of Future Executive Compensation Advisory Votes

The advisory vote on the frequency of future advisory votes on executive compensation every year was approved as follows:

1 Year	2 Years	3 Years	Abstain
13,309,132	85,431	2,831,681	11,892

In accordance with the stockholders’ recommendation, the Company has determined that it will hold an advisory vote on the compensation of its named executive officers every year until the next stockholder advisory vote on the frequency of future advisory votes on the compensation of the Company’s named executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTANGO OIL & GAS COMPANY

Date: May 25, 2016	/s/ E. Joseph Grady
E. Joseph Grady
Senior Vice President and Chief Financial Officer